Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 2025, in Amendment No.1 to the Registration Statement (Form S-11 No. 333-290089) and related Prospectus of Fermi LLC dated September 23, 2025.

/s/ Ernst & Young LLP

Fort Worth, Texas

September 24, 2025